EXHIBIT 10.1

FIRST AMENDMENT TO
REVOLVING CREDIT AND SECURITY AGREEMENT

This First Amendment to Revolving Credit and Security Agreement (the “Amendment”) is made this 1st day of October, 2012 by and among Kable Media Services, Inc., a corporation organized under the laws of the State of Delaware (“Kable”), Kable Distribution Services, Inc., a corporation organized under the laws of the State of Delaware (“Kable Distribution”), Kable Product Services, Inc., a corporation organized under the laws of the State of Delaware (“Kable Product”), Kable News Company, Inc., a corporation organized under the laws of the State of Illinois (“Kable News”), Palm Coast Data Holdco, Inc., a corporation organized under the laws of the State of Delaware (“Palm Holding”), Kable Staffing Resources LLC, a limited liability company organized under the laws of the State of Delaware (“Kable Staffing”), Kable Specialty Packaging Services LLC, a limited liability company organized under the laws of the State of Delaware (“Kable Specialty”), Kable News International, Inc., a corporation organized under the laws of the State of Delaware (“Kable International”), Palm Coast Data LLC, a limited liability company organized under the laws of the State of Delaware (“Palm Coast”, together with Kable, Kable Distribution, Kable Product, Kable News, Palm Holding, Kable Staffing, Kable Specialty, Kable International and each Person joined thereto as a borrower from time to time, collectively, the “Borrowers”, and each a “Borrower”), the financial institutions which are now or which hereafter become a party to the Loan Agreement (collectively, the “Lenders” and each individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”).

BACKGROUND

A.           On May 13, 2010, Borrowers and PNC as a Lender and Agent entered into that certain Revolving Credit and Security Agreement (as same has been or may be amended, modified, renewed, extended, replaced or substituted from time to time, including, without limitation, certain modifications and/or waivers contained in that certain (i) Consent Letter dated September 27, 2010, (ii) Consent Letter dated December 29, 2011 and (iii) Waiver and Amendment dated July 18, 2012, the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto.  The Loan Agreement and all other documents executed in connection therewith to the date hereof are collectively referred to as the “Existing Financing Agreements.”  All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

B.           Borrowers have requested that Agent and Lenders modify certain definitions, terms and conditions in the Loan Agreement and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1.          Amendments to Loan Agreement.

(a)  On the Effective Date, new definitions of “First Amendment Date” and “Florida Reserve” shall be inserted in Section 1.2 of the Loan Agreement in the appropriate alphabetical sequence as follows:

“First Amendment Date” shall mean October 1, 2012.

“Florida Reserve” shall mean, as of any date of determination, a reserve in an amount equal to $482,750.53 on account of the obligations payable by Palm Coast to the State of Florida in connection with the award agreement between Palm Coast and the State of Florida, such reserve to be reduced by the amount of any payments made by Borrowers on account of such obligations until the reserve amount is $0.

 (b)  On the Effective Date, the following definitions of “ARIC Note”, “Fixed Charge Coverage Ratio”, “Maximum Loan Amount”, “Maximum Revolving Advance Amount” and “Unfunded Capital Expenditures” shall be deleted in their entirety and replaced as follows:

“ARIC Note” shall mean the Amended and Restated Subordinated Promissory Note dated on or around the First Amendment Date in the principal amount of $17,260,000 between ARIC and Palm Holding.

“Fixed Charge Coverage Ratio” shall mean and include, with respect to any fiscal period, the ratio of (a) EBITDA, plus stock based compensation paid to employees during such period to the extent deducted in calculating EBITDA, plus Restructuring Charges paid during such period to the extent such Restructuring Charges were included in the Restructuring Reserve prior to being paid and were deducted in calculating EBITDA, minus Unfunded Capital Expenditures made during such period, minus distributions (including tax distributions) and dividends to the extent paid in cash during such period to (b) the sum of all Debt Payments made during such period, plus all cash payments made on account of Borrowers’ pension obligations during such period to the extent such payments were not deducted in calculating EBITDA (but excluding up to $2,300,000 of such payments during the period commencing on May 1, 2012 through January 31, 2013), plus payments made to the State of Florida on account of the obligations owing to the State of Florida under the award agreement between Palm Coast and the State of Florida (but excluding such payments made during the period commencing on May 1, 2012 through January 31, 2013 up to the initial amount of the Florida Reserve).

“Maximum Loan Amount” shall mean Fifteen Million Dollars ($15,000,000).

“Maximum Revolving Advance Amount” shall mean Fifteen Million Dollars ($15,000,000).

“Subordination Agreement” shall mean the Amended and Restated Subordination Agreement dated the First Amendment Date among Agent, Borrowers and ARIC.

“Unfunded Capital Expenditures” shall mean Capital Expenditures made through Revolving Advances or out of Borrowers’ own funds other than through equity contributed subsequent to the Closing Date or purchase money or other financing or lease transactions permitted hereunder; provided however Unfunded Capital Expenditures shall not include, regardless of the source, any Capital Expenditures made in connection with the Palm Coast Facility previously funded by the CapEx Reserve.

(c)  On the Effective Date, Section 2.1(a)(z)(iv) of the Loan Agreement shall be deleted in its entirety and replaced as follows:

(iv) Intentionally Omitted, minus

(d)  On the Effective Date, Section 2.1(a)(z)(v) of the Loan Agreement shall be deleted in its entirety and replaced as follows:

(v) the Florida Reserve, minus

(e)  On the Effective Date, Section 7.6 of the Loan Agreement shall be deleted in its entirety and replaced as follows:

7.6           Capital Expenditures.  Make any Capital Expenditures in any fiscal year in an aggregate amount for all Borrowers in excess of $2,200,000.

(f)  On the Effective Date, Section 13.1 of the Loan Agreement shall be deleted in its entirety and replaced as follows:

13.1           Term.  This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until May 12, 2014 (the “Term”) unless sooner terminated as herein provided.  Borrowers may terminate this Agreement at any time upon ninety (90) days’ prior written notice upon payment in full of the Obligations.  In the event the

Obligations are prepaid in full prior to the tenth (10th) day prior to expiration of the Term (the date of such prepayment hereinafter referred to as the “Early Termination Date”), Borrowers shall pay to Agent for the benefit of Lenders an early termination fee in an amount equal to (x) two  percent (2%) of the Maximum Loan Amount if the Early Termination Date occurs on or after the Closing Date to and including the date immediately preceding the first anniversary of the First Amendment Date  and (y) one percent (1%) of the Maximum Loan Amount if the Early Termination Date occurs on or after the first anniversary of the First Amendment Date to and including the date that is ten (10) days preceding the expiration of the Term.

2.   Acknowledgement. Agent and Borrowers acknowledge that as of the Effective Date, the amount of the CapEx Reserve shall be deemed to be zero Dollars ($0).

3.   Representations and Warranties of Borrowers.  Each Borrower hereby:

(a)    except as set forth on Schedule 3(a) attached hereto and made part hereof, reaffirms all representations and warranties made to Agent and Lenders under the Loan Agreement and all of the other Existing Financing Agreements and confirms that after giving effect to this Amendment all are true and correct in all material respects as of the date hereof (except to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date);

(b)    from and after the Effective Date, reaffirms all of the covenants contained in the Loan Agreement (as amended hereby), covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers to Agent and Lenders under the Loan Agreement of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders;

(c)    represents and warrants that after giving effect to this Amendment no Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;

(d)    represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary limited liability company or corporate action, as applicable, and that the officer executing this Amendment on its behalf was similarly authorized and empowered, and that this Amendment does not contravene any provisions of its certificate of incorporation or formation, operating agreement, bylaws, or other formation documents, as applicable, or of any material contract or agreement to which it is a party or by which any of its properties are bound; and

(e)    represents and warrants that this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith, are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

4.        Conditions Precedent/Effectiveness Conditions.  This Amendment shall be effective upon the date of satisfaction of the following conditions precedent (“Effective Date”) (all documents to be in form and substance reasonably satisfactory to Agent and Agent’s counsel):

(a)  Agent shall have received this Amendment fully executed by the Borrowers;

(b)  Agent shall have received an amended and restated Subordination Agreement fully executed by each of the parties thereto;

(c)     Agent shall have received an executed amended and restated ARIC Note, extending the maturity date thereof;

(d)  Agent shall have received resolutions of each Borrower evidencing such Borrower’s authorization to execute this amendment and setting forth authorized signers on behalf such Borrower; and

(e)  Agent shall have received a non refundable amendment fee in an amount equal to $18,000, which Borrowers acknowledge Agent shall have earned in full as of the date hereof and which shall not be subject to proration.

5.   Further Assurances.  Each Borrower  hereby agrees to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

6.   Payment of Expenses.  Borrowers shall pay or reimburse Agent and Lenders for its reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

7.   Reaffirmation of Loan Agreement.  Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement, as amended, and all other of the Existing Financing Agreements are hereby reaffirmed and shall continue in full force and effect as therein written.

8.   Confirmation of Indebtedness.  Borrowers confirm and acknowledge that as of the close of business on September 28, 2012, Borrowers were indebted to Agent and Lenders for the Advances under the Loan Agreement without any deduction, defense, setoff, claim or counterclaim, of any nature, in the aggregate principal amount of $1,929,073.42, due on account of Revolving Advances and $233,533.00 on account of undrawn Letters of Credit, plus all fees, costs and expenses incurred to date in connection with the Loan Agreement and the Other Documents.

9.   Miscellaneous.

(a)  Third Party Rights.  No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b)  Headings.  The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c)  Modifications.  No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d)     Governing Law.  The terms and conditions of this Amendment shall be governed by the laws of the Commonwealth of Pennsylvania.

(e)  Counterparts.  This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any signature delivered by a party by facsimile or pdf transmission shall be deemed to be an original signature hereto.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWERS: KABLE MEDIA SERVICES, INC.
By: /s/ Michael P. Duloc Name: Michael P. Duloc Title: President and Chief Executive Officer
KABLE DISTRIBUTION SERVICES, INC.
By: /s/ Michael P. Duloc Name: Michael P. Duloc Title: President and Chief Executive Officer
KABLE PRODUCT SERVICES, INC.
By: /s/ Michael P. Duloc Name: Michael P. Duloc Title: President and Chief Executive Officer
KABLE NEWS COMPANY, INC.
By: /s/ Michael P. Duloc Name: Michael P. Duloc Title: President [SIGNATURE PAGE TO FIRST AMENDMENT]

PALM COAST DATA HOLDCO, INC.
By: /s/ Michael P. Duloc Name: Michael P. Duloc Title: President and Chief Executive Officer
KABLE STAFFING RESOURCES LLC
By: /s/ Michael P. Duloc Name: Michael P. Duloc Title: President and Chief Executive Officer
KABLE SPECIALTY PACKAGING SERVICES LLC
By: /s/ Michael P. Duloc Name: Michael P. Duloc Title: President and Chief Executive Officer
KABLE NEWS INTERNATIONAL, INC.
By: /s/ Michael P. Duloc Name: Michael P. Duloc Title: President
PALM COAST DATA LLC
By: /s/ Michael P. Duloc Name: Michael P. Duloc Title: President and Chief Executive Officer

[SIGNATURE PAGE TO FIRST AMENDMENT]

PNC BANK, NATIONAL ASSOCIATION, as Lender and as Agent By: /s/Jacqueline MacKenzie Name: Jacqueline MacKenzie Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT]